EXECUTION COPY















                         CLINICAL TRANSACTION AGREEMENT


                                     Between


                     SYNETIC HEALTHCARE COMMUNICATIONS, INC.

                                       and

                            GROUP HEALTH INCORPORATED






















Pages where confidential treatment has been requested are stamped "Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission", and the confidential section has been marked in the margin with a star (*).

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                                TABLE OF CONTENTS



1. DEFINITIONS...............................................................  1


2. SYNETIC RESPONSIBILITIES..................................................  3


3. PAYER RESPONSIBILITIES....................................................  4


4. DEPLOYMENT AND IMPLEMENTATION.............................................  6


5. INTELLECTUAL PROPERTY AND LICENSES........................................  6


6. PERFORMANCE...............................................................  8


7. FEES AND CHARGES..........................................................  8


8. LIMITATION OF LIABILITY AND REMEDIES......................................  9


9. INDEMNITIES...............................................................  9


10. TERM OF AGREEMENT........................................................ 11


11. TERMINATION OF AGREEMENT................................................. 11


12. DISPUTE RESOLUTION AND ARBITRATION....................................... 12


13. SECURITY, CONFIDENTIALITY AND DATA....................................... 12


14. GENERAL.................................................................. 13


SCHEDULE A - Fees............................................................A-1


SCHEDULE B - Prescription Communication Services.............................B-1


SCHEDULE C - Laboratory Communication Services...............................C-1


SCHEDULE D - Payer-Supplied Information......................................D-1


SCHEDULE E - Financial Warranty..............................................E-1


SCHEDULE F - Synetic Insurance...............................................F-1


SCHEDULE G - Performance Standards...........................................G-1



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                         CLINICAL TRANSACTION AGREEMENT

This Agreement is entered into as of this 1st day of January, 1999, by and among Group Health Incorporated, a corporation with offices at 441 Ninth Avenue, 8th Floor, New York, New York 10001 ("Payer"), and Synetic Healthcare
Communications, Inc., a Delaware corporation having its principal place of business at River Drive Center 2, 669 River Drive, Elmwood Park,
New Jersey 07407-1361 ("Synetic").

            WHEREAS, Synetic desires to provide to Payer, on an exclusive basis, certain on-line prescription and laboratory transaction, messaging and content/reference services described in this Agreement as Clinical Transaction Services;

            WHEREAS, Payer desires that Synetic provides such services, all on the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the mutual promises made, the terms and conditions hereunder described and other valuable consideration, the parties agree as follows:


                                 1. DEFINITIONS


As used in this Agreement, the following terms shall have the meanings indicated unless the context clearly requires otherwise:

     1.1 Agreement. "Agreement" shall refer to the terms and conditions set forth herein and in the Schedules attached hereto, which are hereby made an integral part of this Agreement and shall be read as if included within the text of this Agreement.


     1.2 Clinical Transaction Services. "Clinical Transaction Services" shall mean the Prescription Communication Services and the Laboratory Communication Services, as such services are more fully described in Schedules B and C, respectively.


     1.3 Confidential Information. "Confidential Information" shall have the meaning set forth in Section 13.2.


     1.4 Cure Period. "Cure Period" shall have the meaning set forth in Section 11.1.


     1.5 Current Payer-Member. "Current Payer-Member" shall mean each of Payer, Empire Blue Cross and Blue Shield, and Health Insurance Plan of Greater New York.


     1.6 Damages. "Damages" shall have the meaning set forth in Section 9.1.


     1.7 Debtor Relief Law. "Debtor Relief Law" shall have the meaning set forth in Section 11.2.1.


     1.8 Effective Date. "Effective Date" shall mean the date in this Agreement first written above.


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     1.9 End-User. "End-User" shall mean a physician or other healthcare provider or staff thereof, who is an authorized and registered user of any of the Clinical Transaction Services.


     1.10 Healthcare-Payer. "Healthcare-Payer" shall mean an insurer or other payer of health-related claims.


     1.11 Indemnified Party. "Indemnified Party" shall have the meaning set forth in Section 9.4.1.


     1.12 Indemnifying Party. "Indemnifying Party" shall have the meaning set forth in Section 9.4.1.


     1.13 IT. "IT" shall have the meaning set forth in Section 2.4.


     1.14 Laboratory Communication Services. "Laboratory Communication Services" shall mean on-line transaction, messaging and content services which connect physician offices with Payer and with clinical laboratories (via the Synetic System) in order to enable physicians to write, modify and order laboratory tests, view laboratory test results, and review information relating to or prompted by the selection of a laboratory test, as such services are more fully described in Schedule C.


     1.15 Lab Project Plan. "Lab Project Plan" shall have the meaning set forth in Section 4.2.


     1.16 Member. "Member" shall mean any member, including without limitation any Payer-Member, of THINC.


     1.17 Payer. "Payer" shall have the meaning set forth in the first paragraph of this Agreement.


     1.18 Payer Data. "Payer Data" shall have the meaning set forth in Section 13.3.


     1.19 Payer Marks. "Payer Marks" shall have the meaning set forth in Section 5.4.


     1.20 Payer-Member. "Payer-Member" shall mean a Healthcare-Payer who is or becomes a Member, including without limitation the Current Payer-Members.


     1.21 Payer Proprietary Materials. "Payer Proprietary Materials" shall have the meaning set forth in Section 5.1.


     1.22 Payer Relationship Manager. "Payer Relationship Manager" shall have the meaning set forth in Section 3.12.


     1.23 Payer-Supplied Information. "Payer-Supplied Information" shall mean such information described in Schedule D.


     1.24 Payer System. "Payer System" shall mean the facilities, computer hardware and software and the communications network, which Payer shall employ to utilize the Clinical Transaction Services.


     1.25 PBM. "PBM" shall mean pharmaceutical benefit manager.


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     1.26 Performance Standards. "Performance Standards" shall mean the procedures and standards set forth in Schedule G attached hereto for the Clinical Transaction Services and the Synetic System.


     1.27 Person. "Person" shall mean a natural person, corporation, limited liability company, association, joint stock company, limited partnership, general partnership, proprietorship, trust, self-regulatory organization or other entity, enterprise authority or business organization.


     1.28 Prescription Communication Services. "Prescription Communication Services" shall mean on-line transaction, messaging and content services which connect physician offices with Payer and with pharmacies (via the Synetic System) in order to enable physicians to write, modify, order and renew prescriptions and review information relating to or prompted by the selection or use of a prescription drug, as such services are more fully described in Schedule B.


     1.29 Prescription Project Plan. "Prescription Project Plan" shall have the meaning set forth in Section 4.2.


     1.30 Project Plan. "Project Plan" shall have the meaning set forth in
Section 4.2.


     1.31 Synetic Marks. "Synetic Marks" shall have the meaning set forth in
Section 5.3.


     1.32 Synetic Proprietary Materials. "Synetic Proprietary Materials" shall mean all software, information, data and materials provided by Synetic hereunder, including but not limited to the Clinical Transaction Services, the Synetic System, the Synetic Marks, all software and documentation associated with any of the foregoing, all copyrights, trademarks, patents, trade secrets and other intellectual property rights inherent therein or appurtenant thereto and any modifications, enhancements, updates and upgrades thereto, all as owned or licensed by Synetic as of the Effective Date or thereafter created, designed, developed or licensed by Synetic, its employees or agents.


     1.33 Synetic Relationship Manager. "Synetic Relationship Manager" shall have the meaning set forth in Section 2.6.


     1.34 Synetic System. "Synetic System" shall mean the facilities, computer hardware and software and the communications network and related services, which Synetic shall use to provide the Clinical Transaction Services.


     1.35 Term. "Term" shall have the meaning set forth in Section 10.1.


     1.36 THINC. "THINC" shall mean The Health Information Network Connection LLC, a New York limited liability company.


                           2. SYNETIC RESPONSIBILITIES


     2.1 Provision of Clinical Transaction Services. Synetic shall provide to Payer the Clinical Transaction Services, in accordance with the terms and conditions set forth in this Agreement, for the fees set forth in Section 7.


     2.2 Connections. Synetic will provide the high speed telecommunications connections and supporting equipment required to maintain connectivity between the Synetic System and the Payer



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System for the Clinical Transaction Services. Synetic and Payer will share equally the costs of such connections and supporting equipment.


     2.3 End-User Services. Synetic shall provide contracting and implementation services enabling End-Users to use the Clinical Transaction Services, including marketing, training and customer support.


     2.4 Synetic Implementation and Support. Synetic will provide appropriate information technology ("IT") management assistance for project planning and execution. Synetic will institute an appropriate internal chain of command for escalating IT issues regarding development or implementation priorities. Synetic will provide appropriate response to technical inquiries or service issues from Payer's designated technical personnel.


     2.5 Laws and Regulations. Synetic will meet all applicable legal and regulatory requirements with regard to the transmission of confidential patient data and electronic prescriptions. Synetic shall comply in all material respects with applicable laws and regulations relating to performance of its obligations hereunder.


     2.6 Synetic Relationship Manager. Synetic will appoint a relationship manager (the "Synetic Relationship Manager") to manage the relationship established by this Agreement who will (a) coordinate and monitor Synetic's obligations under this Agreement, and (b) serve as the primary liaison with the Payer Relationship Manager.


     2.7 Complementary Services. Synetic has designed the Clinical Transaction Services to be unique and different from the services currently being provided to Payer by PBMs, reference laboratories and other service companies. Synetic agrees to use its best efforts to ensure that the Clinical Transaction Services are complementary with and incremental to services provided to Payer by PBMs, reference laboratories, or other service companies who have contracted with Payer. Synetic agrees to review with Payer periodically the services being provided to Payer by service companies under other contracts in the context of the unique services being provided to Payer by Synetic under this Agreement, and to identify and use its best efforts to minimize any duplicate charges.


                            3. PAYER RESPONSIBILITIES


     3.1 Exclusive Grant. Payer agrees that Synetic shall have the sole and exclusive right to implement, deliver, support, provide, maintain or make available to or on behalf of Payer any or all of the Clinical Transaction Services, except as provided in Section 3.6. Payer acknowledges that Synetic will provide Clinical Transaction Services to other Healthcare-Payers, and that the Synetic System and the Clinical Transaction Services will be open to all Healthcare-Payers and healthcare providers.


     3.2 Connections and Interfaces. Payer shall establish all interfaces (in such forms as will be set forth in the Project Plan) to the Synetic System from the Payer System and modify the Payer System to provide additional capabilities as are reasonably necessary for the proper use of the Clinical Transaction Services. Payer shall establish such interfaces as soon as practicable pursuant to, and, in any case, not later than the dates specified in, the Project Plan.


     3.3 Payer-Supplied Information. Payer agrees to use reasonable efforts to provide to Synetic, either directly or through a surrogate (e.g., PBM) designated by Payer, the Payer-Supplied Information set forth in Schedule D, and other content, in a form, manner and frequency to be mutually agreed upon and set forth in the Project Plan, as is reasonably necessary for Synetic to provide to Payer


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the Clinical Transaction Services. Payer shall have the right to review and approve such Payer-Supplied Information that may be provided by any such surrogate or other third party.


     3.4 Support of Synetic's Marketing Efforts. Payer agrees to actively endorse and support Synetic's efforts to market the Clinical Transaction Services, provided that Payer shall not be obligated to provide material financial endorsement or support of such efforts. Payer shall identify Synetic as Payer's exclusive provider of the Clinical Transaction Services. Payer will provide Synetic reasonable access to and liaison with Payer's product marketing department/division.


     3.5 Payer-Physician Communications. Payer will communicate to physicians regarding the advantages of utilizing the Clinical Transaction Services by integrating announcements into appropriate Payer-to-physician communications.


     3.6 Marketing of Clinical Transaction Services. Payer agrees to cooperate with Synetic in the development of Synetic's prescription and lab management programs aimed at maximizing adoption of the Clinical Transaction Services to the extent that such programs do not conflict with Payer's contracts with PBMs, laboratory companies or other third-party vendors. Payer agrees to use reasonable best efforts to promote and market the Clinical Transaction Services to its customers, and agrees not to promote or market to its customers the Clinical Transaction Services of any other vendor. In the event that any customer of Payer communicates to Payer its desire to utilize the Clinical Transaction Services of another vendor, Payer will inform such customer that Synetic is Payer's exclusive provider of Clinical Transaction Services, and will use its best efforts to persuade such customer to utilize Synetic's Clinical Transaction Services. Synetic recognizes, however, that a customer of Payer may ultimately choose not to purchase or utilize the Clinical Transaction Services or to purchase or utilize them from another vendor, which services Payer may integrate into Payer's overall administration of such customer's product to the extent necessary for such administration.


     3.7 Physician Data. As soon as practicable, and in any case not later than the date set forth in the Project Plan, Payer will provide Synetic with a list of, and detailed data regarding, target "high prescribing" and "high lab test ordering" physicians, to support targeted sales efforts, such data to be in a form, manner and frequency to be agreed upon. Payer will also provide Synetic with updates to such data from time to time.


     3.8 Payer Implementation and Support. Payer will provide Synetic with such technical resources access and support, consistent with Payer's own technical demands and requirements, for testing, certifying, implementing and updating Payer System interfaces and software related to the Clinical Transaction Services. Payer will provide Synetic with appropriate IT management assistance for project planning and execution. Payer will institute an appropriate internal chain of command for escalating IT issues regarding development or implementation of the Clinical Transaction Services. Payer will provide appropriate response to technical inquiries or customer service issues from the Synetic Help Desk or Synetic technical support personnel.


     3.9 Payer System. Payer shall be responsible for operating and maintaining the Payer System, as may be reasonably necessary for the proper use of the Clinical Transaction Services.


     3.10 Performance Problems. Payer shall report to Synetic any performance problems relating to the Clinical Transaction Services.


     3.11 Laws and Regulations. Payer shall comply in all material respects with all applicable laws and regulations relating to performance of its obligations hereunder.


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     3.12 Payer Relationship Manager. Payer will appoint a relationship manager to manage the relationship established by this Agreement (the "Payer Relationship Manager") who will (a) coordinate and monitor Payer's obligations under this Agreement, and (b) serve as the primary liaison with the Synetic Relationship Manager.


     3.13 Plan Members. Payer represents to Synetic that, as of the Effective Date, Payer provides health insurance benefits or administrative services to at least ______ plan members (including duplicative member coverage).


                        4. DEPLOYMENT AND IMPLEMENTATION


     4.1 Deployment and Implementation Activities. Each of the parties shall perform its respective duties and obligations regarding deployment and implementation of the Clinical Transaction Services according to the plans and within the timeframes set forth in each Project Plan established pursuant to
Section 4.2. The parties acknowledge that it may be necessary to conduct market tests of the Clinical Transaction Services prior to pilot or full-scale deployment. In addition, the parties acknowledge that the timely deployment and implementation of the Clinical Transaction Services will require the full cooperation of the parties and that the ability of each party to perform its duties and obligations with respect to the Clinical Transaction Services may be dependent on the other party's performance of its duties and obligations.


     4.2 Project Plans. Payer and Synetic, within one hundred twenty (120) days from the Effective Date, or such longer period as is reasonably necessary for the completion of such plan, will mutually develop and agree upon a detailed project plan, which will contain the development and technical implementation schedule, pilot timeframe, and production availability/timeframe of the deployment of the Prescription Communication Services (the "Prescription Project Plan"). Following completion of the Prescription Project Plan, Payer and Synetic, within one hundred eighty (180) days from such completion of the Prescription Project Plan, or such longer period as is reasonably necessary for the completion of such plan, will mutually develop and agree upon a detailed project plan, which will contain the development and technical implementation schedule, pilot timeframe, and production availability/timeframe of the deployment of the Laboratory Communication Services (the "Lab Project Plan", and, together with the Prescription Project Plan, the "Project Plan"). The completed Prescription Project Plan and Lab Project Plan shall be attached to, and shall become a part of, this Agreement. Any changes to a Project Plan must be mutually agreed to in writing by the parties. Each party acknowledges and agrees that such changes may require changes in performance deadlines for Synetic and/or Payer, and that the failure by one party to meet the requirements set forth in either Project Plan may require changes in the performance deadlines for the other party.


     4.3 Cooperation with Vendors. Synetic agrees to cooperate fully and work together with Payer's PBMs, clinical laboratory companies and other third-party vendors in connection with the deployment of the Clinical Transaction Services, as appropriate.


                      5. INTELLECTUAL PROPERTY AND LICENSES


     5.1 Payer System. Subject to the terms of this Agreement, Payer hereby grants to Synetic the right to access and use the Payer System and any other Payer-owned or licensed systems and technology, software, proprietary elements, documentation, records and other Payer-owned or licensed trade secrets or know-how (including, without limitation, the Payer Data and the Payer-Supplied Information) (collectively the "Payer Proprietary Materials") for the sole purpose of enabling Synetic to


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perform its responsibilities hereunder, including but not limited to providing the Clinical Transaction Services. Payer shall obtain, and Synetic will cooperate with Payer in obtaining, any necessary consents, licenses and approvals from Payer's licensors or other providers with respect to Synetic's use of the Payer Proprietary Materials as contemplated hereunder.


     5.2 Synetic System. Synetic hereby grants to Payer the right to use and access the Synetic System and the Clinical Transaction Services for the sole purpose of enabling Payer to perform its responsibilities hereunder. Synetic shall obtain, and Payer will cooperate with Synetic in obtaining, any necessary consents, licenses and approvals of Synetic's licensors or other providers with respect to Payer's use of the Synetic System and the Clinical Transaction Services.


     5.3 Synetic Marks. Synetic hereby grants to Payer the right to use the Synetic trademarks, corporate and trade names and logos, and other appropriate branding (collectively, the "Synetic Marks") in connection with and for the marketing and promotion of the Clinical Transaction Services. Synetic will have the right to approve all communication materials, and uses of the Synetic Marks in such communication materials, prior to publication. Payer shall not publish or use the Synetic Marks without Synetic's prior written approval.


     5.4 Payer Marks. Payer hereby grants to Synetic the right to use Payer's trademarks, corporate and trade names and logos, and other appropriate branding (collectively, the "Payer Marks") in connection with and for the marketing and promotion of the Clinical Transaction Services, including without limitation, in sales/marketing collateral, on computer screens, and via other communications media, such as monthly Synetic-hosted physician seminars. Payer will have the right to approve all such communication materials and uses prior to publication. Synetic shall not publish or use the Payer Marks without Payer's prior written approval.


     5.5 Limitations. Neither party shall have the right to sublicense, assign or otherwise transfer the rights granted to it by the other under this Section 5, except as provided in Section 14.10, and any such prohibited sublicense, assignment or transfer shall be null and void.


     5.6 Rights of Synetic. Payer acknowledges and agrees that, as between Payer and Synetic, all right, title and interest in and to the Synetic Proprietary Materials shall remain the sole and exclusive property of Synetic. All rights to patents, copyrights, trademarks, service marks, trade secrets, know-how and methodologies relating to the Synetic Proprietary Materials, and relating to Synetic's performance of the Clinical Transaction Services under this Agreement (except for such as constitute Payer Proprietary Materials), belong exclusively to, and shall at all times remain with, Synetic. All rights therein not explicitly licensed to Payer herein, whether now existing or which may hereafter come into existence, including without limitation rights in all media and formats addressed herein and in media and formats other than those addressed herein, are reserved exclusively to Synetic.


     5.7 Rights of Payer. Synetic acknowledges and agrees that, as between Payer and Synetic, all right, title and interest in and to the Payer Proprietary Materials and the Payer Marks, shall remain the sole and exclusive property of Payer. All rights to patents, copyrights, trademarks, service marks, trade secrets, know-how and methodologies relating to Payer's operation of the Payer System and performance of its obligations under this Agreement (except for such as constitute Synetic Proprietary Materials) belong exclusively to, and shall at all times remain with, Payer.


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                                 6. PERFORMANCE


     6.1 Manner of Performance. Synetic undertakes to perform the Clinical Transaction Services, as provided and described herein, and as provided and agreed upon in the Project Plan, in a professional and businesslike manner. In addition, Synetic warrants that such Clinical Transaction Services will be performed, and the Synetic System will be managed, in accordance with the Performance Standards set forth in Schedule G.


     6.2 Millenium Compliance. Payer represents that the Payer System, and Synetic represents that the Synetic System (each including any upgrades and updates thereto), is and shall be Millennium Compliant. For purposes of this Agreement, as to any hardware, software or system, "Millennium Compliant" shall mean the ability of that hardware, software or system to provide the following functions: (a) consistently process date information before, during and after January 1, 2000 including but not limited to accepting date input, providing date output, performing calculations on dates or portions of dates, and calculating leap years; and (b) function accurately in accordance with its respective specifications and documentation and without interruption before, during and after January 1, 2000 without any adverse change in operation, function or performance associated with the advent of the new century; and (c) respond to two-digit year date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (d) store and provide output of date information in ways that are unambiguous as to century; and (e) maintain interoperability with other hardware and software products with which it must interact and exchange records, provided that such other hardware and software products are themselves Millenium Compliant as set forth in (a) -
(d) above.


     6.3 NO WARRANTIES. EXCEPT AS PROVIDED IN THIS AGREEMENT, NEITHER SYNETIC NOR ANY OF ITS AFFILIATES, EMPLOYEES, OFFICERS, DIRECTORS, AGENTS OR LICENSORS MAKES, AND PAYER RECEIVES, NO WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR ALLEGEDLY EXTENDED IN ANY COMMUNICATION WITH PAYER, INCLUDING ANY WARRANTY OF MERCHANTABILITY, SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY THAT THE CLINICAL TRANSACTION SERVICES PROVIDED TO PAYER UNDER THIS AGREEMENT SHALL BE UNINTERRUPTED OR ERROR-FREE, NOR DO THEY WARRANT THAT CERTAIN RESULTS MAY BE OBTAINED BY PAYER OR AN END-USER IN CONNECTION WITH EITHER'S USE OF THE CLINICAL TRANSACTION SERVICES.


                               7. FEES AND CHARGES


     7.1 Clinical Transaction Services Fees. Payer agrees to pay to Synetic the Clinical Transaction Services fees and other fees set forth in Schedule A.


     7.2 Financial Warranty. Synetic will provide to Payer the financial warranty regarding the Clinical Transaction Services as set forth in Schedule E. Payer agrees to provide Synetic with such information as is reasonably sufficient to enable Synetic to verify Payer's actual savings pursuant to Schedule E.


     7.3 Costs of Performance. Unless otherwise specified herein, Synetic and Payer will each bear its respective costs of performance under this Agreement.


     7.4 Timeliness of Payment. Payer shall pay all fees to Synetic as described in this Section 7 and Schedule A within thirty (30) days after receipt of an invoice therefor, except for fees disputed in good faith. If such payment has not been made within sixty (60) days after Payer's receipt of an invoice



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therefor, Payer shall also pay to Synetic interest at a rate of one percent (1%)
of the invoice amount for each thirty (30) day period, or portion thereof, for which timely payment has not been made.


     7.5 Beta Tests. Synetic agrees that Payer will not be charged Clinical Transaction Services fees in connection with any beta tests conducted by Synetic.


     7.6 Taxes. Payer will pay to Synetic amounts equal to any taxes, however designated or levied, based upon any charges under this Agreement, or upon this Agreement or the services or materials provided hereunder, or Payer's use thereof, including state and local sales, use, privilege or excise taxes based on gross revenue, and any taxes or amounts in lieu thereof paid or payable by Synetic in respect of the foregoing, but excluding any franchise taxes, taxes based on the adjusted gross income of Synetic, and employee withholding, FICA, and other taxes relating to Synetic personnel performing services hereunder.


     7.7 Unauthorized Transactions: Payer shall not be liable for fees for any unauthorized Clinical Transactions Services that may occur as a result of a hacking or other breach of the Synetic System.


                     8. LIMITATION OF LIABILITY AND REMEDIES


     8.1 DISCLAIMER OF DAMAGES. EXCEPT TO THE EXTENT PROVIDED IN SECTION 9, NEITHER SYNETIC NOR PAYER WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES ARISING UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF DATA, INTEREST, ANTICIPATED SAVINGS, REVENUES OR PROFITS, OR INTERRUPTION OF BUSINESS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES. THE LIMITATIONS OF LIABILITY IN THIS SECTION SHALL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE OF ANY KIND, WHETHER ACTIVE OR PASSIVE), WARRANTY, STRICT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE GROUNDS. EXCEPT TO THE EXTENT PROVIDED IN SECTION 9, ALL REMEDIES AVAILABLE TO SYNETIC AND PAYER SHALL BE LIMITED TO (I) INJUNCTIVE RELIEF (WHERE APPROPRIATE), (II) SUCH PARTY'S ACTUAL DIRECT MONEY DAMAGES IN AN AGGREGATE AMOUNT FOR THE TERM NOT TO EXCEED FEES PAYABLE BY PAYER TO SYNETIC DURING THE TWELVE (12) MONTHS IMMEDIATELY PRIOR TO THE CLAIM TO WHICH SUCH DAMAGES RELATE, AND (III) ANY UNPAID OR UNREIMBURSED FEES AND COSTS.


     8.2 ESSENTIAL ELEMENTS. THE PARTIES ACKNOWLEDGE THAT THE FOREGOING DISCLAIMER AND LIMITATIONS OF LIABILITY ARE ESSENTIAL ELEMENTS OF THIS AGREEMENT.


                                 9. INDEMNITIES


     9.1 Synetic Indemnity. Synetic will indemnify, defend and hold Payer, Payer's parent, subsidiaries, and affiliates and their respective officers, directors, employees and agents, harmless from and against any and all third-party claims, actions, suits, demands, proceedings, obligations and liabilities, damages, losses, judgments and expenses (including costs of collection, attorneys' fees and other costs of defense) (collectively "Damages") relating to the Clinical Transaction Services (including,


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without limitation, damage, loss or liability relating to unauthorized access to the Synetic System, the delivery of incorrect messages, and the failure to provide messages).


     9.2 Payer Indemnity. Payer will indemnify, defend and hold Synetic, Synetic's parent, subsidiaries, and affiliates and their respective officers, directors, employees and agents, harmless from and against any Damages relating to Payer-Supplied Information and any other content, messages, rules, guidelines and other information provided to Synetic by such Payer or on behalf of such Payer by a third party (e.g., PBM, laboratory company), provided that such Payer has authorized and approved the use of such information.


     9.3 Exception. The indemnities set forth in Sections 9.1 and 9.2 will not apply to the extent that the party claiming indemnification was responsible for giving rise to the matter upon which the claim for indemnification is based.


     9.4 Indemnification Procedures.


          9.4.1 A party seeking indemnification under this Agreement (an "Indemnified Party") for a claim by a third party shall promptly notify the other party (the "Indemnifying Party") in writing of the commencement, or threatened commencement, of any civil, criminal, administrative or investigative action or proceeding involving a claim for indemnification under this Agreement. The Indemnifying Party shall have sole control over the defense and settlement of such claim, provided that, within thirty (30) days after receipt of the above-described notice, the Indemnifying Party notifies the Indemnified Party of its election to so assume full control. The foregoing notwithstanding, the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim. The Indemnifying Party shall obtain the prior written approval of the Indemnified Party, which shall not be unreasonably withheld, before entering into any settlement of such claim or ceasing to defend against such claim if such settlement or cessation would cause injunctive or other equitable relief to be imposed against the Indemnified Party. A condition to any settlement by the Indemnifying Party of a claim shall be that the Indemnified Party is fully released from any liability related to the claim. After notice by the Indemnifying Party to the Indemnified Party of its election to assume full control of the defense of any such action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses incurred by the Indemnified Party in connection with the defense of that claim. If the Indemnifying Party does not assume sole control over the defense of such claim, the Indemnifying Party may participate in such defense and the Indemnified Party shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party. An Indemnifying Party shall not be required to indemnify an Indemnified Party for any amount paid or payable by such Indemnified Party in the settlement of any such claim which was agreed to without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.


          9.4.2 If a claim for indemnification hereunder involves a third-party claim, the Indemnifying Party may, at its sole cost, expense and ultimate liability regardless of the outcome, and through counsel of its choice, litigate, defend, settle or otherwise attempt to resolve such claim, except that the Indemnified Party may elect, at any time and at its sole cost, expense and ultimate liability, regardless of the outcome, and through counsel of its choice, to so resolve such claim, thereby waiving any right to indemnification under this Agreement. In any event, each party shall fully cooperate with the other and their respective counsel in connection with any such resolution, and notwithstanding which party is defending any such third-party claim, the other party shall have the right to select co-counsel at its sole cost and expense and to consult with counsel for the Indemnifying Party.


                              10. TERM OF AGREEMENT


     10.1 Initial Term. This Agreement shall commence on the Effective Date and extend until the later of (i) four (4) years after the date that the Clinical Transaction Services are launched for Payer, which launch date will be set forth in the Project Plan, and (ii) either (a) the end of the initial term of the Management Services Agreement, dated of even date herewith, between Synetic and THINC (as provided in Section 8.1 therein), or (b) if such Management Services Agreement is terminated by Synetic prior to the expiration of such initial term due to a material breach by THINC, June 1, 2004 (the "Term").


     10.2 Extension. Synetic shall notify Payer within six (6) months prior to the expiration of the Term, whether Synetic desires to renew this Agreement and of the proposed terms to govern such renewal. Not less than three (3) months prior to such expiration, Payer shall notify Synetic whether it desires to renew this Agreement on the terms proposed by Synetic or on other terms as may be proposed by Payer.


                          11. TERMINATION OF AGREEMENT


     11.1 Termination for Cause. If either party materially breaches any of its duties or obligations hereunder (including, without limitation, any duties or obligations under the Project Plans), and such breach is not cured within ninety
(90) days after written notice of the breach ("Cure Period"), then the non-breaching party may terminate this Agreement, provided that such non-breaching party provided written notice of the breach within ninety (90) days following the date that it first became aware of such breach. This termination right must be exercised during the thirty (30)-day period beginning at the end of the Cure Period.


     11.2 Termination for Insolvency. If either Synetic or Payer becomes or is declared insolvent or bankrupt, then this Agreement shall be immediately terminated, without the requirement of any notice to the insolvent or bankrupt party. A party shall be deemed insolvent or bankrupt for purposes of this
Section if:


          11.2.1 a receiver, liquidator or trustee of a party is appointed by court order and such order remains in effect for more than sixty (60) days, or a case is commenced or a petition is filed against a party, and is not dismissed or stayed within sixty (60) days, under any applicable liquidation, conservatorship, bankruptcy, moratorium, insolvency, reorganization or similar laws for the relief of debtors from time to time in effect and generally affecting the rights of creditors (a "Debtor Relief Law"); or


          11.2.2 a party commences a voluntary case or voluntarily seeks, consents to, or acquiesces in the benefit or benefits of any provision of any Debtor Relief Law; consents to the filing of any petition against it under such Debtor Relief Law; makes an assignment for the benefit of its creditors; admits in writing its inability to pay its debts generally as they become due; or consents to the appointment of a receiver, trustee, liquidator or conservator for it or any part of its property.


     11.3 Cooperation Upon Termination. Without limiting the foregoing, upon termination of this Agreement for any reason, each party shall assist the other party in the orderly termination of this

Agreement and the transfer of all aspects hereof, tangible and intangible, as may be necessary for the orderly, non-disrupted business continuation of each party.


                     12. DISPUTE RESOLUTION AND ARBITRATION


     12.1 Dispute Resolution. Payer and Synetic will agree to use their best efforts to resolve disputes informally and amicably. If, after negotiating for thirty (30) days or for some longer period if the parties agree, no resolution of a dispute is reached, Payer and Synetic will submit the dispute to binding arbitration in New York, New York pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA") and the procedures set forth in
Section 12.2.


     12.2 Arbitration. All disputes that cannot be resolved pursuant to the internal dispute resolution process identified above will be submitted to and settled by final and binding arbitration. Any dispute which cannot be resolved as set forth above, will be resolved by final and binding arbitration in New York, New York by a panel of three (3) arbitrators in accordance with and subject to the Commercial Arbitration Rules of the AAA then in effect. Following notice of a party's election to require arbitration, each party will within thirty (30) days select one arbitrator, and those two arbitrators will within thirty (30) days thereafter select a third arbitrator. If the two arbitrators are unable to agree on a third arbitrator within thirty (30) days, the AAA will within thirty (30) days thereafter select such third arbitrator. Judgment upon the award rendered in any such arbitration may be entered in any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and an enforcement, as the law of such jurisdiction may require or allow. Notwithstanding the foregoing, either party may seek injunctive relief in a court of competent jurisdiction, where appropriate, to protect its rights pending the outcome of such arbitration.


                     13. SECURITY, CONFIDENTIALITY AND DATA


     13.1 Security. Synetic agrees that Synetic shall provide, as part of the Synetic System, all reasonable security measures. Synetic will establish a security program and policies to protect against unauthorized access to the Synetic System and the Payer Proprietary Materials, which program and policies will be made available to Payer and will be reviewed by an independent third party that is a recognized expert in the area of systems security and who has been mutually agreed upon by the parties. Moreover, access to the Synetic System will be limited to authorized personnel only, which personnel will be governed by a formal security policy.


     13.2 Confidentiality. "Confidential Information" shall mean information such as proprietary lists, business plans, operation plans, plan information, the Synetic Proprietary Materials, the Payer Proprietary Materials, and all other materials relating to the business of Payer, Synetic, and Synetic's and Payer's respective parent, subsidiaries, affiliates (including financial information relating thereto). Each party hereby agrees that it and its respective officers, employees, agents, contractors, assignees, and successors shall (i) keep all Confidential Information received from the other party strictly confidential, (ii) instruct its officers, employees, agents, contractors, and permitted assignees and successors to use the same degree of care and discretion with respect to the Confidential Information of the other party, or of any third party utilized hereunder, that Synetic and Payer each require with respect to their own most confidential information, (iii) use such information solely for the purposes and in the manner set forth in this Agreement, (iv) not disclose any such information to any other person, corporation, governmental agency or other entity without the express written permission of the other and (v) institute the necessary security policies and procedures to meet its obligations hereunder. Notwithstanding the foregoing, the confidentiality obligations set forth in this Section 13 will not apply to any information which the recipient party can establish to have (x) become publicly available without breach of this Agreement, (y) been independently developed by the recipient party outside the scope of this Agreement and without reference to the Confidential Information received under this Agreement, or (z) been rightfully obtained by the recipient party from third parties which are not obligated to protect its confidentiality.


     13.3 Payer Data. Synetic agrees that all Payer-identifiable data, policies, procedures and protocols, records and documentation provided to Synetic under this Agreement ("Payer Data"), as between Synetic and Payer, shall be owned by Payer and shall be used by Synetic only with Payer's consent, and that such Payer Data will not be shared with other Healthcare-Payers or Payer-Members. In addition, any patient data that is transferred to or from Payer through or by the Synetic System shall at all times remain the property of Payer. Synetic shall not extract, accumulate, analyze or in any manner use such data without the parties executing a prior written agreement as to the manner of use and cost to Synetic for Payer permitting such use, except to the extent necessary to perform its obligations under this Agreement and as is reasonably necessary to engage in the business of providing Clinical Transaction Services to Payer.


     13.4 Patient Information. Without limitation of the foregoing, Synetic agrees to treat as confidential all patient-identifiable information in accordance with applicable laws and regulations, and with all applicable policies of Payer that are provided to Synetic in writing. Synetic agrees that patient-identifiable clinical information collected or transmitted through the Synetic System (including patient drug histories and lab results) will be delivered by Synetic to a non-originating physician only when such physician certifies that he or she has received prior written consent from the patient, except to the extent that (i) such delivery is otherwise permitted under applicable state and federal laws or is consistent with Payer's then-current practices for the delivery of such information to non-originating physicians or
(ii) Payer has certified that it has obtained the requisite written consent from the patient.


                                   14. GENERAL


     14.1 Authority. Each party represents and warrants to the other party that
(i) it has the power and authority to enter into and perform its obligations under this Agreement, and (ii) neither the execution of this Agreement nor the performance of its obligations hereunder will breach or result in any default under its articles, by-laws, or other organization documents, or under any agreement or other legally binding instrument, license or permit to which it is a party or by which it may be bound.


     14.2 Agreements with PBM and Laboratory Vendors.


          14.2.1 Notwithstanding any language in this Agreement to the contrary, Payer shall not be deemed to have granted to Synetic the sole and exclusive right to implement, deliver, support, provide, maintain or make available to, or on behalf of, Payer any or all of the Prescription Communication Services set forth in this Agreement, nor will Payer be obligated to provide the information set forth in Schedule D, paragraphs one through nine inclusive under the heading of "Prescription Communication Services Information", in each case until such time as there exists a fully executed written agreement ("Prescription Vendor Agreement"), by and among Payer, Synetic and Payer's existing PBM, containing such terms as may be required and mutually agreed upon, and outlining a methodology whereby the Prescription Communication Services contemplated hereunder may be effectuated; provided however, that (i) Payer, at its sole discretion, may elect to grant such rights and assume such obligations without the execution of any Prescription Vendor Agreement, and (ii) Synetic shall have the right at any time after the forty-five (45) day period following the Effective Date, upon thirty (30) days notice to Payer, to terminate this Agreement with respect to the Prescription Communication Services if no Prescription Vendor Agreement has been entered into and Payer has not elected to grant such rights and assume such obligations under clause (i).


          14.2.2 Notwithstanding any language in this Agreement to the contrary,
     (a) Payer's grant to Synetic in Section 3.1 of the sole and exclusive right to implement, deliver, support, provide, maintain or make available to, or on behalf of, Payer any or all of the Laboratory Communication Services set forth in this Agreement shall lapse commencing forty-five (45) days following the date that such Laboratory Communication Services are operational and available for Payer's use and benefit, (b) Payer will not be obligated to provide the information set forth in Schedule D, paragraphs one through nine inclusive under the heading of "Laboratory Communication Services Information", in each case until such time as there exists a fully executed written agreement ("Lab Vendor Agreement'), by and among Payer, Synetic and Payer's existing clinical laboratory vendor(s), containing such terms as may be required and mutually agreed upon, and outlining a methodology whereby the Laboratory Communication Services contemplated hereunder may be effectuated; provided however, that (i) Payer, at its sole discretion, may elect to grant such rights and assume such obligations without the execution of any Lab Vendor Agreement, and (ii) Synetic shall have the right at any time after such forty-five(45) day period, upon thirty (30) days notice to Payer, to terminate this Agreement with respect to the Laboratory Communication Services if no Lab Vendor Agreement has been entered into and Payer has not elected to grant such rights and assume such obligations under clause (i), and (c) Synetic shall not implement the Laboratory Communication Services on behalf of Payer until either a Lab Vendor Agreement has been entered into or Payer has elected to grant the rights and assume the obligations under clause (b)(i) above.


     14.3 Independent Contractor. Synetic, in performing its obligations under this Agreement, is acting only as an independent contractor of Payer and the rights and responsibilities of the parties shall be determined accordingly.


     14.4 Meetings. Synetic and Payer will meet regularly to discuss performance results relating to the Clinical Transaction Services and to address concerns and plan future activities of Payer and Payer's customers.


     14.5 Approvals and Similar Actions. Each party will cooperate with the other by, among other things, making available, as reasonably requested by the other, management decisions, information, approvals and acceptances in order that each party may properly accomplish its obligations and responsibilities hereunder.


     14.6 Force Majeure. Each of Payer and Synetic will be excused from performance of its obligations under this Agreement for any period and to the extent that performance is prevented as a result of delays caused by fire, flood, interruptions of power, changes in laws or regulations, and other events beyond its reasonable control.


     14.7 Modification. No amendment, change, waiver or discharge hereof shall be valid unless in writing and signed by an authorized representative of the party against which such amendment, change, waiver or discharge is sought to be enforced.


     14.8 Binding Nature. This Agreement is binding on the parties hereto and their respective successors and assigns.

     14.9 Notices. Whenever one party is required or permitted to give notice to the other, such notice shall be deemed given: when delivered by hand, one (1) day after being given to an express courier with a reliable system for tracking delivery; when telecopied or faxed and receipt confirmed; or three (3) days after the day of mailing, when mailed through United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:


                  If to Synetic, to:

                              Synetic Healthcare Communications, Inc.
                              c/o Synetic, Inc.
                              River Drive Center 2
                              669 River Drive
                              Elmwood Park, New Jersey  07407-1361
                              Fax No. 201-703-3401
                              Attention: Chief Financial Officer


                              with a copy to:

                              Synetic, Inc.
                              River Drive Center 2
                              669 River Drive
                              Elmwood Park, New Jersey  07407-1361
                              Fax No. 201-703-3401
                              Attention:  General Counsel


                  If to Payer, to:

                              Group Health Incorporated
                              441 Ninth Avenue, 8th Floor
                              New York, New York  10001
                              Fax No. 212-563-8529
                              Attention: Mr. Greg Kaladjian


                              with a copy to:

                              Group Health Incorporated
                              441 Ninth Avenue, 8th Floor
                              New York, New York  10001
                              Fax No. 212-563-8569
                              Attention: Mr. William Mastro

Either party may from time to time change its address for notification purposes by giving the other thirty (30) days prior written notice of the new address and the date upon which it shall become effective.

     14.10 Insurance. Synetic will maintain general liability insurance and such other insurance, as set forth on Schedule F.

     14.11 Assignment. Neither Synetic nor Payer may assign this Agreement or any of the rights or obligations thereunder without the consent of the other (which consent shall not be unreasonably withheld) provided that (i) each party may assign this Agreement and such rights and obligations to a purchaser or transferee of all or substantially all of its assets and business and (ii) Synetic may assign this Agreement and such rights and obligations to any parent or majority owned subsidiary of Synetic.


     14.12 Entire Agreement. This Agreement, including any Schedules referred to herein and attached hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, understandings or agreements relative hereto which are not fully expressed herein.


     14.13 General. Notwithstanding any provisions of this Agreement to the contrary, any provision of this Agreement that by its terms, nature or operation of law should survive the termination or expiration of this Agreement will survive. The waiver or failure of either party to exercise any right in any instance shall not be deemed a waiver of any other or further right hereunder. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof to be unenforceable, that provision shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect. The section headings used herein are for reference and convenience only and shall not enter into the interpretation thereof.


     14.14 Publicity. Each of Synetic and Payer and their respective affiliates (existing today and in the future) shall hold the terms of this Agreement in strict confidence and not make any public statements with respect thereto, except as may be required under applicable laws and regulations (including, without limitation, insurance regulations and securities laws) or with the consent of Synetic, in the case of disclosure by Payer, or with the consent of Payer, in the case of disclosure by Synetic, in each case which consent will not be unreasonably withheld. Notwithstanding the foregoing, Synetic and Payer will issue a press release announcing the execution of this Agreement. In addition, each of Synetic and Payer shall be permitted to respond generally to inquiries regarding its business, provided that it shall not disclose specific terms of the Agreement (except as may be required under applicable laws and regulations).


     14.15 Nonassumption of Liabilities. Unless specifically provided by this Agreement, Synetic does not assume or become liable for any of the existing or future obligations, liabilities or debts of Payer, and Payer does not assume or become liable for any of the existing or future obligations, liabilities or debts of Synetic.


     14.16 Governing Law. This Agreement shall be construed and enforced according to the laws of the State of New York without reference to principles of conflicts of laws.


     14.17 Third Party Beneficiaries. Nothing in this Agreement shall confer any benefits or rights on any Person other than the parties to this Agreement.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

                            GROUP HEALTH INCORPORATED


                            By:
                                ------------------------------------------------
                                Name:
                                Title:


                            SYNETIC HEALTHCARE COMMUNICATIONS, INC.


                            By:
                                ------------------------------------------------
                                Name:
                                Title:

                                   SCHEDULE A

                                      Fees


*

























Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission. Four pages have been omitted from Schedule A pursuant to the confidential treatment request.

                                   SCHEDULE B

                       Prescription Communication Services

"Prescription Communication Services" shall mean on-line transaction, messaging and content services which connect physician offices with Payer and with pharmacies (via the Synetic System) in order to enable physicians to write, modify, order and renew prescriptions and review information relating to or prompted by the selection or use of a prescription drug. Such services include but are not limited to the following: (1) enabling physicians to conduct online registration and identification of patients consistent with plan eligibility,
(2) enabling physicians to access medication histories, (3) enabling physicians to write a prescription, (4) enabling physicians to review the prescription drug relative to Payer's administrative, financial or clinical rules, (5) providing online messages, alerts, advisories and other notifications to and from physicians, particularly when medication treatment is at variance to Payer's rules, (6) enabling physicians to select and route prescriptions to a pharmacy (where permitted by laws and regulations), and (7) enabling physicians to authorize a new or renewal prescription or modify an existing prescription.


The following is a description of the various functions of such services:

1. Registration and identification: Host Payer eligibility files and present such files to End-Users in order to enable End-Users to register patients and conduct services specific to the patient and Payer-specific rules.

2. Patient medication histories: Host patient medication histories and present such histories to End-Users in order to enable End-Users to conduct services specific to the patient and Payer-specific rules.

3. Clinical, financial and administrative rules: Host and display Payer-specific formularies, drug utilization review, treatment guidelines and other rules and present End-Users with alerts and/or advisories relevant to such rules. Payer must approve all alerts and advisories with respect to both the criteria that trigger them and their content.

4. Consent: Require End-Users to obtain the appropriate level of patient consent when using the Synetic System to request any confidential patient information; capture and store all representations by End-Users.

5. Pharmacy directory: Host and present End-Users with a list of Payer-specific pharmacies for the purpose of automating the transmission of either messages and/or prescriptions to pharmacies, where permitted by law.

6. Messages: Present End-Users with Payer and patient-specific messages posted to a Message Center, which include but are not limited to patient-specific alerts and advisories (e.g., renewals, interchanges) and broadcast messages (e.g., common message intended for many End-Users).

7. Content: Host Payer-specific formularies, treatment guidelines, pharmacy directories and other related information and provide End-Users the ability to search, browse and store such information.

                                   SCHEDULE C

                        Laboratory Communication Services

"Laboratory Communication Services" shall mean on-line transaction, messaging and content services which connect physician offices with Payer and with clinical laboratories (via the Synetic System) in order to enable physicians to write, modify and order laboratory tests, view laboratory test results, and review information relating to or prompted by the selection of a laboratory test. Such services include but are not limited to the following: (1) enabling physicians to conduct registration and identification of patients consistent with plan eligibility, (2) enabling physicians to access lab results histories,
(3) enabling physicians to write a lab order, (4) enabling physicians to review the lab order relative to Payer's administrative, financial or clinical rules,
(5) providing messages, alerts, advisories and other notifications to and from physicians, particularly when lab treatment is at variance to Payer's rules, (6) enabling physicians to authorize and route lab orders to a clinical laboratory (where permitted by laws and regulations), (7) enabling laboratories to route lab results to physicians, and (8) interpreting lab results.


The following is a description of the various functions of such services:

1. Registration and identification: Host Payer eligibility files and present such files to End-Users in order to enable End-Users to register patients and conduct services specific to the patient and Payer-specific rules.

2. Patient-laboratory histories: Host patient laboratory histories, where available, and present such histories to End-Users.

3. Clinical, financial and administrative rules: Host and present Payer-specific treatment guidelines, order sets and other rules and present End-Users with alerts and/or advisories relevant to such rules. Payer must approve all alerts and advisories with respect to both the criteria that trigger them and their content.

4. Consent: Require End-Users to obtain the appropriate level of patient consent when using the Synetic System to request any confidential patient information; capture and store all representations by End-Users.

5. Laboratory directory: Host and present End-Users with a list of Payer-specific laboratories for the purpose of automating the transmission of either messages and/or lab orders to laboratories, where permitted by law.

6. Messages: Present End-Users with Payer and patient-specific messages posted to a Message Center, which include but are not limited to both patient-specific alerts and advisories and broadcast messages (e.g., common message intended for many End-Users).

7. Content: Host Payer-specific treatment guidelines, laboratory directories and other related information and provide End-Users the ability to search, browse and store such information.

                                   SCHEDULE D

                           Payer-Supplied Information

PRESCRIPTION COMMUNICATION SERVICES INFORMATION:

1. Eligibility files: files which enable End-Users to identify and register patients, and conduct services specific to the patient and Payer-specific rules (to be provided no less than monthly). Where the PCP/patient relationship is relevant, rosters of patients assigned to each primary care provider.

2. Patient dispensed-medication history files: at Payer's option, patient dispensed-medication histories for presentation to End-Users (to be provided no less than monthly). Payer assumes responsibility for the quality and accuracy of such histories.

3. Clinical, financial and administrative rules: formularies, treatment guidelines, drug utilization review, as well as relevant plan designs and other related information, to enable End-Users to conduct transactions consistent with Payer-specific rules.

4. Pharmacy directory: lists of available pharmacies by plan so that prescriptions and/or messages can be routed to the patient's Payer-specific pharmacy of choice, where permitted by law.

5. Messages: messages for transmission to End-Users, which include but are not limited to patient-specific alerts and advisories (e.g., retrospective drug utilization review, renewals, interchanges) and broadcast messages (e.g., common messages intended for many End-Users).

6. Content: Payer-specific content which provides End-Users the ability to conduct transactions specific to Payer-specific rules and search, browse and store such information. Initial content from Payer will include Payer formularies, treatment guidelines, pharmacy directories and other related information.

7. Test files: representative sample data sets for eligibility, group/plan identification, provider directories, medication and lab histories, messages and content.

8. Patient Plan files: files necessary to ensure patients can be associated with the appropriate plan rules.

9. Interface, message and connectivity specifications: specifications required to establish communications to Payer System or its designated surrogate for the purpose of patient identification and receipt of patient histories and messages.

LABORATORY COMMUNICATION SERVICES INFORMATION:

1. Eligibility files: files which enable End-Users to identify and register patients, and conduct services specific to the patient and Payer-specific rules (to be provided no less than monthly). Where the PCP/patient relationship is relevant, rosters of patients assigned to each primary care provider.

2. Patient-laboratory histories: at Payer's option, patient laboratory histories for presentation to End-Users, where available. Payer assumes responsibility for the quality and accuracy of such histories.

                                   SCHEDULE D
                                  (continued)

                           Payer-Supplied Information

3. Clinical, financial and administrative rules: order sets, treatment guidelines, reflexive testing algorithms, as well as relevant plan designs and other related information, to enable End-Users to conduct transactions consistent with Payer-specific rules.

4. Laboratory directory: lists of available laboratories by plan so that orders and/or messages can be routed to the patient's Payer-specific laboratory of choice, where permitted by law.

5. Messages: messages for transmission to End-Users, which include but are not limited to patient-specific alerts and advisories (e.g., retrospective lab utilization review) and broadcast messages (e.g., common messages intended for many End-Users.

6. Content: Payer-specific content which provides End-Users the ability to conduct transactions specific to Payer-specific rules and search, browse and store such information. Initial content from Payer will include Payer order sets, treatment guidelines, laboratory directories and other related information.

7. Test files: representative sample data sets for eligibility, group/plan identification, provider directories, medication and lab histories, messages and content.

8. Patient Plan files: files necessary to ensure patients can be associated with the appropriate plan rules.

9. Interface, message and connectivity specifications: specifications required to establish communications to Payer System or its designated surrogate for the purpose of patient identification and receipt of patient histories and messages.

                                   SCHEDULE E

                               Financial Warranty

*




























Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission. Two pages have been omitted from Schedule E pursuant to the confidential treatment request.

                                   SCHEDULE E
                                  (continued)

                               Financial Warranty


*



























Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission. Two pages have been omitted from Schedule E pursuant to the confidential treatment request.

                                   SCHEDULE F

                                Synetic Insurance


          Coverage                   Limits            Insurance Company

Umbrella Policy                    $15,000,000      Crum & Forster

Professional Liability              $5,000,000      Evanston Insurance Group
  (e.g., "errors and omissions")

General Liability                                   Crum & Forster
  -- General aggregate              $2,000,000
  -- Personal                       $1,000,000
  -- Each occurrence                $1,000,000
  -- Fire damage                       $50,000
  -- Medical expense                    $5,000
  -- Auto liability                 $1,000,000
  -- Employee benefit               $1,000,000

Commercial Crime                    $3,000,000      Gulf Insurance Co.
  (employee theft, etc.)

Property                            $5,000,000      Crum & Forster
  (location of Synetic's
  Clinical Transaction system)

Workers' Compensation                Statutory      Crum & Forster

Employers Liability              $1,000,000 per     Crum & Forster
                                accident/disease

                                   SCHEDULE G

                              Performance Standards

SYNETIC PERFORMANCE STANDARDS

GENERAL ASSUMPTIONS

1. The success/failure of each service level objective set forth below will be determined on the basis of a quarterly average. Service level objectives will be measured and reported on a monthly basis.

2. There will be a ninety (90) day grace period on reliability measurements when scheduled major upgrades to either the THINC Network or the Synetic System occur.

SERVICE CHANGE PROCEDURE

1. The Synetic Relationship Manager and the Payer Relationship Manager will be responsible for addressing any changes to this schedule.

2. Modifications to any performance standards or to this document, and all requests as set forth in the previous paragraph will require the review and approval of both parties.

CONNECTIVITY

Synetic will support connectivity to End-Users via:

1. Dial-up via 28.8, 33.6 or 56 kbps modem

2. Dial-up via ISDN; or

3. Dedicated line (56 kbps up to T-1).

Clinical Transactions will be available to End-User desktop workstations that are:

1. Intel based:  Windows 95, Windows NT 4.0, Windows 98

2. Synetic's standard browser: Microsoft Internet Explorer 4.0+, which may utilize one or more plug-ins or applets provided by Synetic

SYNETIC SYSTEM AND THINC NETWORK AVAILABILITY

Synetic will provide End-Users access to Clinical Transaction Services, which Clinical Transactions Services will be available seven days a week, twenty-four hours a day, 365 days a year excluding regularly scheduled down-time for maintenance. The Synetic System (accessed through the THINC Network) will have an effective rate of 99.5% availability. Measurement will be based on data from the availability logs of the THINC Network and the Synetic System. Scheduled outages are not included when calculating the service level objective. The foregoing availability measurement is exclusive of availability of all interfaces and connections from the Payer System to the THINC Network, as well as the availability of the Payer System or the system of any affiliated organization (e.g., PBMs).

If, for any reason, the Clinical Transaction Services are unavailable other than by reason of a scheduled

                                   SCHEDULE G
                                  (continued)

                             Performance Standards

downtime, if such unavailability is due to an outage in the Synetic System of the THINC Network, Synetic will (or will cause THINC to):

          1. Make its reasonable commercial efforts to restore all services with minimum outage,

          2. Escalate resources to aid in resolution, if the outage persists for longer than one (1) hour, and

          3. Provide information messages to End-Users including the time that availability is expected again.


Access to the Internet and World Wide Web

Synetic will provide an Internet service connection and IP addresses for End-Users that is available on a 24 hours a day, 7 days a week, 365 days a year basis. Such Internet accessibility (accessed by an End-User through the Synetic System and the THINC Network) will have an effective rate of 99.5% availability. Synetic shall monitor traffic and performance, and take appropriate preemptive action (such as adding bandwidth, upgrading, or redesigning the access points) to insure satisfactory performance and reliability.

NETWORK DOWNTIME

Required downtimes for both THINC Network and Synetic System backup will be scheduled by Synetic at times as have been demonstrated (through past usage records) to (i) interfere minimally with Payer's use of or access to the Clinical Transaction Services and (ii) proceed without significant degradation during such downtimes of performance of THINC Network and Synetic System pursuant to these standards, though such downtimes shall not affect performance criteria. Except in the event of unforeseen or emergency repair circumstances, notice of the schedule of downtimes for the THINC Network and the Synetic System will be provided to Payer in writing at least seven (7) days prior to such downtime.


HELP DESK AVAILABILITY STANDARDS

1. Synetic shall staff a central point of telephone support to provide End-Users, THINC's help desk, or others as appropriate with assistance throughout the Term (the "Synetic Help Desk").

2. End-User calls will be placed to the THINC Help Desk. End-Users will be provided a toll-free telephone number. Issues associated with Clinical Transaction Services will be referred to the Synetic Help Desk.

3.    Both THINC's and Synetic's Help Desks will use a problem tracking system
      (PTS) to manage problem resolution. Synetic's Help Desk staff will be professional and trained so as to handle issues associated with the Synetic System and the Clinical Transaction Services.

4. Synetic will provide coverage seven (7) days a week, twenty four (24) hours a day, 365 days per

                                   SCHEDULE G
                                  (continued)

                             Performance Standards

      year to respond to referred telephone calls.

5. During "normal working hours", defined as 8:00 am to 8:00 p.m. Eastern Standard Time or Eastern Daylight Time, as applicable, Monday through Friday, and Saturday from 9:00 am to 4:00 p.m.], the Synetic Help Desk will answer all calls by the fourth (4th) ring. The Synetic Help Desk personnel will resolve all telephone calls that can be resolved at the Synetic Help Desk level.

6. Telephone calls received during normal working hours that cannot be resolved at the Synetic Help Desk level will be assigned to the appropriate Synetic technician.

7. Regarding calls received during normal working hours which the Synetic Help Desk staff or the Synetic technician has determined that the caller's issue can be resolved remotely, ninety-five percent (95%) of such calls shall be resolved by Synetic via remote access in less than eight (8) business hours from such determination.

8. Telephone calls received by the Synetic Help Desk outside the timeframe defined as "normal working hours" will be forwarded to the appropriate Synetic technical staff within four (4) hours after the telephone call is received. Within this four hour time period, Synetic will notify the caller of the name of the Synetic technician who has been assigned to the problem.

9. If Synetic fails to notify the caller within the agreed upon time as to who has been assigned to the problem, the caller will place a second telephone call to the Synetic Help Desk and ask that the problem be immediately escalated to the next level.